Aurora Gold Corporation Is Pleased to Announce That the Company Has Engaged SRK Consulting to Look at Conceptual Level Designs and Potential Locations of a New Tailings Dam Facility at the Front Range Gold Project

ZUG, SWITZERLAND -- (Marketwire - November 22, 2010) - Aurora Gold Corporation (the "Company," or "Aurora") (OTCBB: ARXG), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Pará, Brazil, and the Front Range Gold Project located in Boulder County, Colorado, today is issuing this press release to update its shareholders on the Front Range Gold project ("FRGP") located in Boulder County, Colorado.

Aurora is pleased to announce that it has engaged the services of SRK Consulting (U.S.) Inc. to develop conceptual level designs, locations and costing for the construction of a new tailings facility at Aurora's FRGP. As a function of limited volume in the existing tailings facility a new facility needs to be designed and constructed to accommodate the planned production schedule. The new dam will be located on patented claims to the east of the mill and existing tailings impoundment.

Aurora's President and CEO, Mr. Lars Pearl, commented, "Aurora is pleased to have SRK associated with the tailings dam design at the FRGP. The new tailings dam is integral to Aurora's plan to commence production in 2011 and is scheduled to be constructed in the Spring 2011."

FRGP is located some 15 kilometers from the town of Boulder, Colorado and has been a centre for gold mining since the discovery of gold in the district in the mid-1800s. In June 2010 Aurora acquired a 50% equity interest in the Black Cloud Mine, a 50 ton/day gravity flotation plant and an operating agreement from Global Minerals Ltd. Production from the area to date is in excess of 100,000 ounces of gold and 400,000 ounces of silver.

Aurora's common stock is also traded on the Stuttgart and the Berlin-Bremen Stock Exchanges in Germany under the symbols "(STUT: A4G) (FRANKFURT: A4G) (XETRA: A4G) (BERLIN: A4G)."

ON BEHALF OF THE BOARD
"Lars Pearl"
Lars Pearl
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please call Lars Pearl or Axino AG.

Aurora Gold Corporation
Lars Pearl
President, CEO & Director
C/- Coresco AG,
Level 3, Gotthardstrasse 20
6304 Zug, Switzerland
Tel. (+41) 7887 96966
http://www.aurora-gold.com/

AXINO AG
Investor & Media Relations
Konigstrasse 26
70173 Stuttgart
Germany
Tel. +49 (711) 25 35 92-30
Fax +49 (711) 25 35 92-33
http://www.axino.de/